UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2014
Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on February 19, 2014.

The stockholders elected each of the three nominees as Class I Directors to serve a three-year term ending in 2017, or until the Director’s successor is duly elected and qualified:

Director	Affirmative Votes	Votes Withheld	Broker Non-Votes
David A. Blaszkiewicz	18,634,332	3,981,999	1,554,988
Conrad A. Conrad	18,634,332	3,981,999	1,554,988
Kimberly J. McWaters	18,959,646	3,656,685	1,554,988

The stockholders ratified the appointment of PricewaterhouseCoopers, LLP as the independent registered public accounting firm for the Company for the year ending September 30, 2014:

Affirmative Votes	Votes Against	Abstain	Broker Non-Votes
24,060,042	104,923	6,354	—

The advisory vote on the compensation of the Named Executive Officers was approved:

Affirmative Votes	Votes Against	Abstain	Broker Non-Votes
20,977,705	430,505	1,208,121	1,554,988

Item 8.01 Other Events.

On February 19, 2014, the Board of Directors of the Company approved a quarterly cash dividend of $0.10 per share on the common stock of the Company, payable on March 31, 2014. The dividend shall be payable to stockholders of record at the close of business on March 17, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

February 21, 2014	By:	/s/ Chad A Freed

Name: Chad A Freed
Title: General Counsel, Senior Vice President of Business Development

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated	February 19, 2014